Rev. 10/27/94                                                      Exhibit 10.52
Rev. 11/15/94
Rev. 11/23/94

                                 LEASE AGREEMENT

                                     BETWEEN

              JOHN DONATO, JR., d/b/a MID ATLANTIC INDUSTRIAL CO.,

                         A Sole Proprietorship, Landlord

                                       AND

                             OSTEOTECH, INC., Tenant


                     DATED: OCTOBER 20, 1994

                     COMMENCEMENT DATE: JANUARY 1, 1995

                     FOR: 38,400 Square Foot Building
                          Lot 6.19, 6.20 & 6.21, Block 134
                          51 James Way, Eatontown, NJ 07724

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                                     TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----

          ARTICLE NO.    TITLE
          -----------    -----

                         PARTIES.........................................................1

          ONE            DEMISED PREMISES................................................1

          TWO            MINIMUM RENTAL..................................................2

          THREE          TERM OF LEASE...................................................3

          FOUR           IMPROVEMENTS....................................................5

          FIVE           RETURN OF PREMISES IN GOOD REPAIR...............................7

          SIX            REPAIRS, ORDINANCES AND VIOLATIONS..............................7

          SEVEN          INCREASED FIRE INSURANCE RATE...................................8

          EIGHT          ASSIGNMENT OR SUBLETTING........................................9

          NINE           BANKRUPTCY OR INSOLVENCY........................................9

          TEN            LITIGATION......................................................9

          ELEVEN         TAXES AND UTILITIES............................................11

          TWELVE         EXTERIOR MAINTENANCE INDUSTRIAL PARK OPERATING EXPENSE.........13

          THIRTEEN       BUILDING APPEARANCE OUTSIDE....................................14

          FOURTEEN       INTERIOR ALTERATIONS...........................................15

          FIFTEEN        FIRE...........................................................16

          SIXTEEN        INSURANCE......................................................17

          SEVENTEEN      WAIVER OF SUBROGATION RIGHTS...................................18

          EIGHTEEN       ABANDONMENT OF PREMISES........................................18

          NINETEEN       HOLDOVER.......................................................18

          TWENTY         INSPECTION.....................................................19

(Omitted) TWENTY-ONE     LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION .....................19

          TWENTY-TWO     NON-LIABILITY OF LANDLORD......................................20

          TWENTY-THREE   LIABILITY FOR DAMAGES AND PLATE GLASS..........................20

          TWENTY-FOUR    DEFAULT........................................................21

          TWENTY-FIVE    WAIVERS........................................................25

          TWENTY-SIX     SUBORDINATION BY TENANT........................................26

          TWENTY-SEVEN   ATTORNMENT.....................................................27

          TWENTY-EIGHT   ATTORNEY'S FEES................................................28

          TWENTY-NINE    STATEMENT OF ACCEPTANCE........................................28

          THIRTY         CHANGES IN OR ABOUT PREMISES...................................28

          THIRTY-ONE     LANDLORD'S RESERVED RIGHTS.....................................28

          THIRTY-TWO     RESPONSIBILITY FOR REPAIRS.....................................29

          THIRTY-THREE   EMINENT DOMAIN.................................................30

          THIRTY-FOUR    PAYMENT OF MORTGAGE, TAXES, ETC................................31

          THIRTY-FIVE    BROKERS........................................................32

          THIRTY-SIX     SECURITY.......................................................32

          THIRTY-SEVEN   INTERPRETATION.................................................33

          THIRTY-EIGHT   LEASE CONSTRUCTION.............................................33

          THIRTY-NINE    ARTICLE HEADING................................................33

          FORTY          ENTIRE AGREEMENT...............................................33

          FORTY-ONE      NOTICES........................................................34

          FORTY-TWO      DEFINITIONS....................................................34

          FORTY-THREE    QUIET ENJOYMENT................................................34

          FORTY-FOUR     HEIRS, ETC.....................................................35

          FORTY-FIVE     ENVIRONMENTAL LAWS INDUSTRIAL STANDARDS RECOVERY ACT (ISRA)....35

          FORTY-SIX      ASSIGNMENT OF LEASES...........................................41

                         SIGNATURES.....................................................42

                         EXHIBIT 1......................................................44

                         EXHIBIT 2......................................................45

                                      LEASE

     THIS LEASE, dated the 20th day of October 1994

BETWEEN: JOHN DONATO, JR., d/b/a MID ATLANTIC INDUSTRIAL CO., a sole proprietorship, with offices located at Two Industrial Way West, Eatontown, New Jersey 07724


          (hereinafter referred to as "Landlord");

AND: OSTEOTECH, INC., with offices located at 1151 Shrewsbury Avenue, Shrewsbury, New Jersey 07702

          (hereinafter referred to as "Tenant")

FOR: Premises located at Lot 6.19, 6.20 & 6.21, Block 134, 51 James Way, Eatontown Industrial Park, Monmouth County, New Jersey, comprised of 38,400 + - Square Feet of Office/Warehouse space as hereinafter more particularly described on Exhibit #1 as the "Demised Premises" consisting of the entire building.

                                   WITNESSETH:

ARTICLE ONE - DEMISED PREMISES

A) Landlord does hereby Lease and demise to Tenant and Tenant does hereby rent and take from Landlord certain Premises, as more particularly described on Exhibit #1 annexed hereto (the "Demised Premises"), which is comprised of a 38,400 + - Square foot building located at 51 James Way Eatontown, New Jersey ("the building"), at a rental hereinafter defined, for a term of Ten years beginning on January 1, 1995 ("Commencement Date") and expiring on December 31, 2004 ("Expiration Date").

     For purposes of this Lease, the Demised Premises constitutes 100% of the total rentable area of the Building, which shall be applicable to all of the Tenant's costs to be paid as Additional Rent as hereinafter in this Lease provided.

B) Osteotech will have the first Right of Refusal on expansion of the building to encompass block 134, lot 6.22, for an aggregate of 20,000 SF. Additionally, the tenant shall have first Right of Refusal for expansion on block 134, lot's 6.19, 6.20 and 6.21 for an aggregate of 30,000 SF, which will front on Corbett Way. Tenant will have first Right of Refusal to purchase the demised Premises plus additional vacant land for expansion.

ARTICLE TWO - MINIMUM RENTAL

     A. As rental for said Demised Premises, Tenant agrees to pay Landlord a net rental (hereinafter referred to as the "Minimum Rental") of $6.87 per square foot, triple net, of the Demised Premises payable in equal monthly installments in advance of the sum of Twenty One Thousand Nine Hundred Eighty Four ($21,984.00) Dollars and promptly on the first day of each and every month during the term of this Lease, without demand and without offset or deduction, together with such additional rent or other Lease charges required to be paid by the Tenant as hereinafter provided.

     B. The additional rent to be paid by Tenant hereunder shall be those amounts and charges with respect thereto as hereinafter set forth in this Lease ("Additional Rent").

     C. It is the intention of the parties that the rent payable hereunder shall be net to Landlord so that this Lease shall yield to Landlord the net annual rent specified herein during the term of this Lease. With respect to mortgages on the fee, they shall be and remain the sole obligation of Landlord.

     D. Any installment of rent accruing hereunder and any other sum payable hereunder by Tenant to Landlord which is not paid prior to the tenth (10th) day of any Lease month shall bear interest at ten (10%) percent per annum from the time when the same shall respectively become due and payable until the same shall be paid.

     E. If the term of this lease shall begin on a day other than the first day of a calendar month, the rent for such partial month and other additional payments required of Tenant hereunder shall be prorated and shall be paid by Tenant to Landlord on the Commencement Date.

     F. Tenant convenants and agrees that in the event of any material dispute with respect to the within Lease, its obligation to day the rent shall continue without abatement notwithstanding any such dispute, and the Tenant agrees that it shall seek such other remedies as the law may allow by way of plenary proceedings with respect to such issues in dispute.

     G. Beginning on commencement date or date of occupancy, whichever is later, Tenant will receive a credit for the first three months rental, however, beginning from the commencement date, Tenant will be responsible for it's proportionate share of usage of all building operating costs.

ARTICLE Three - TERM OF LEASE

     A. The Landlord leases unto the Tenant, and the Tenant hires the Demised Premises for the term of One Hundred Twenty (120) months to commence on the Commencement Date as hereinafter defined:

     Commencement Date shall be on January 1, 1995 or the first day of the calendar month on or following the date when the Demised Premises are ready for occupancy whichever is later. The Demised Premises shall be deemed ready for occupancy when the Demised Premises are substantially completed in Landlord's reasonable judgment in accordance with Exhibit #2 annexed hereto, and Landlord has procured from the appropriate municipal agency and delivered to Tenant a Certificate of Occupancy for the Demised Premises and appurtenances, which Certificate of Occupancy shall permit legal occupancy and use the Demised Premises.

     B. During any partial monthly occupancy prior to the commencment date, Tenant shall be responsible to pay pro-rata rent, together with pro-rata charges or Additional Rent as in this Lease provided. During said period of partial monthly occupancy, the Tenant shall comply with all other terms and conditions of the Lease upon the part of the Tenant to be performed.

     C. It is expressly understood and agreed that for the purpose of this Lease, whereever and whenever the term "substantial completion" is used, the term "substantial completion" shall not include items of maintenance, service or guarantee which may be required pursuant to the terms and conditions of this lease.

     D. Tenant agrees that it will furnish to Landlord, within thirty (30) days after the Commencement Date or occupancy, whichever is later, a "Punch List" of all items required to be corrected, replaced or completed by Landlord as soon as practicable after receipt of the written Punch List.

     E. If Landlord shall be unable to give possession of the Demised Premises on the Commencement Date by reason of the fact that the Demised Premises have not been sufficiently completed to make them "ready for occupancy" for any reason, Landlord shall not be subject to any liability for such failure. Under such circumstances, the rent reserved and rent credit covenanted to be paid herein shall not commence until the possession of the Demised Premises is given. No such failure to give possession on the Commencement Date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed in any way to extend the term of this lease. If permission is given to tenant to enter into possession of the Demised Premises prior to the Commencement Date, Tenant convenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease. Any prior occupancy by Tenant for any reason shall not cause Landlord, as a result thereof, to be subjected to any jurisdictional labor problems which may prejudice Landlord's negotiations or relationship with Landlord's contractors or subcontractors or as may disturb harmonious labor relations, and Landlord reserves the right to summarily order any of Tenant's contractors or subcontractors from the Demised Premises if their presence causes any disturbance of harmonious labor relations.

     F. If Landlord shall be unable to give possession of the Demised Premises for any reason by January 1, 1995 then either Landlord or Tenant shall have the option to terminate this Lease by giving written notice of such election to the other party not later than ten (10) days thereafter. In such event Tenant will not be responsible for the pro-rata share of building operating costs in accordance with Article 2G.

     G. The Tenant will have Two (2) Five (5) year options to renew at market rates, exercisable six months prior to the expiration of each term provided the Lease is not in default.

ARTICLE FOUR - IMPROVEMENTS

     A. By execution of this Lease, the Landlord and Tenant have agreed to Exhibit #2 annexed hereto describing improvements to be provided and installed by Landlord at Landlord's cost and expense, and Landlord agrees to perform the work and make the installations in the Demised Premises which are set forth on Exhibit #2 (the "Initial Improvements"). The Demised Premises will be considered as "ready for occupancy" on the date on which Landlord, in its reasonable business judgment, shall have substantially completed all work to be performed by it in accordance with Exhibit #2, and the Punch List shall have been agreed upon as provided in Article 3.D.

     B. Landlord shall prepare the Demised Premises for Tenant in accordance with the provisions of this Article 4, and Landlord's general contractor shall schedule the performance of said work in such a manner as it considers proper for the rapid completion thereof. Tenant may, at its own cost and expense, select and employ its own contractors for finishing work, such as carpeting, cabinetwork, millwork, draperies, installation of special equipment or decorations also including offices, laboratories and special clean rooms (hereinafter called the "Tenant's Work"), provided (i) Tenant advises Landlord in writing of its intention as to do prior to commencement of Tenant's Work; and (ii) the contractors and subcontractors employed by Tenant shall have been previously approved by Landlord, and it is hereby understood and agreed that Tenant shall not employ any contractor in doing Tenant's Work or in moving Tenant's property who in Landlord's opinion may prejudice Landlord's negotiations or relationship with Landlord's contractors or subcontractors or as may disturb harmonious labor relations. Prior to commencement of Tenant's Work, Tenant shall obtain from subcontractor and maintain at its cost and expense, Workmen's Compensation and Bodily Injury and Property Damage Public Liability Insurance and so-called "Builder's Risk" Insurance (all such insurance to conform to the requirements of this Lease), and Tenant shall submit certificates of insurance as evidence thereof to Landlord. Tenant, in any event, shall indemnify, defend and save harmless in the event of any damage to property or injury to person occasioned by Tenant's Work.

     C. Tenant and its contractors shall be responsible for transportation, safekeeping and storage of materials and equipment used in the performance of Tenant's Work and for the removal of waste and debris resulting from the performance of Tenant's Work, and Landlord shall not be responsible for the coordination of the work of Landlord's contractors with the work of Tenants contractors. Without specific charge being made therefore, Landlord shall allow Tenant and its contractors to use utilities during normal working hours, to the extent available, as may be reasonably required in the Demised Premises for the performance of Tenant's Work.

Landlord reserves the right, however, to impose a charge for such utilities if the use thereof would not have been necessary, except for and in connection with Tenant's Work.

ARTICLE FIVE - RETURN OF PREMISES IN GOOD REPAIR

     At the expiration of the term, Tenant will peacefully yield up the Demised Premises to Landlord, said Demised Premises being in good order and repair as when delivered to Tenant, damage by fire, casualty, war or insurrection, riot or public disorder or act upon the part of any governmental authority, and ordinary wear and tear excepted, provided that such exceptions are not due to negligence of Tenant, its agents, servants or employees.

ARTICLE SIX - REPAIRS, ORDINANCES AND VIOLATIONS

     Tenant convenants that no waste or damage shall be committed upon or to the said Demised Premises, that the Demised Premises shall be used as office/warehouse /laboratory and process facility and shall not be used or permitted to be used for any other purpose, that the Demised Premises shall not be used for any unlawful purpose, and no violations of law or ordinance or duly constituted authority shall be committed thereon. Tenant further convenants that, throughout said term Tenant will take good care of the interior of the Demised Premises and the fixtures and appurtenances, which include, and are not limited to, heating, ventilating and air-conditioning equipment, electrical service, plumbing, plumbing system and sewer operations, and all alterations, additions and improvements to same; make all repairs in and about the same necessary to preserve them in good order and condition, which repair shall be in quality and class equal to the original work; promptly pay the expense of such repairs; suffer no waste or injury; give prompt notice to Landlord of any fire that may occur; execute and comply with all laws, rules, ordinances and regulations at any time issued or in force (except those requiring structural repair or alterations, provided that the same are not due to Tenant's use and occupancy), applicable to the Demised Premises or to Tenant's use and occupancy thereof, of the city, county, state and federal government, and of each and every department, bureau and official thereof and the Board of Fire Underwriters having jurisdiction, and Landlord convenants and agrees that the original construction work to be performed by it shall be done in good and workmanlike manner, and that it shall be responsible for such corrective work, if any relating to the Demised Premises which shall be required during the first day of the Term.

ARTICLE SEVEN - INCREASED FIRE INSURANCE RATE

     In the event that Tenant or Tenant's use and occupancy of the Demised Premises causes, for any reason whatsoever, any additional charge or increase in the rate of insurance on the Building, or in the event the rate of insurance of the Building can be decreased by any act of Tenant or by Tenant a compliance with recommendations of any fire underwriter or fire department or any other duly constituted and authorized body, then, and in either of such events, Tenant shall, from time to time, immediately upon receipt of notice, do whatever is deemed necessary and follow whatever recommendations may be made by any fire underwriter or fire department or any other duly constituted and authorized body, in order that such excess charge or increase in rate of insurance on the building so caused by such Tenant's use or occupancy of the Demised Premises by Tenant may be removed or the lower rate obtained, or in the event conditions are such that nothing can be done by way of improvements or otherwise to remove such extra and additional charge or increase of rate of insurance on the Building, or the expense involved in excessive, then Tenant shall pay Landlord, as Additional Rent, the total increased cost of such insurance on the Building. It is understood and agreed that the tenant shall not be obligated to make any structural repairs to the premises or to any of the services to the premises which have been installed by the Landlord.

ARTICLE EIGHT - ASSIGNMENT OR SUBLETTING

     Except to a subsidiary or wholly owed entity of the Tenant, this lease shall not be assigned or the Demised Premises underlet, in whole or in part, without the written consent of Landlord, which will not be unreasonably withheld, endorsed hereon and such consent having been given. Tenant shall, notwithstanding any assignment or subletting, remain primarily liable to perform all convenants and conditions of this lease. Landlord and Tenant both acknowledge that Home Diagnostics and Seasonal Specialties are presently leasing space in the demised premises (supra Article 46 herein).

ARTICLE NINE - BANKRUPTCY OR INSOLVENCY

     To more effectually secure Landlord against loss of Minimum Rental and Additional Rent as herein provided to be made by Tenant, it is agreed as a further condition of this Lease that the filing of any petition in bankruptcy or insolvency by or against Tenant, or the adjudication in bankruptcy of Tenant, or the appointment of a receiver for Tenant by any Court, shall be deemed to constitute a breach of this Lease, provided, however, that if such filing is dismissed or otherwise satisfied within sixty (60) days it will not be deemed a breach, and thereupon, without entry or other action by Landlord, this Lease shall, at the option of Landlord, not be terminated. If terminated Landlod shall be entitled to recover the rent reserved in this Lease for the residue of the term hereof less the fair rental value of the premises for the residue of said term.

ARTICLE TEN - LITIGATION

     10.01 Tenant agrees that the use by itself, its agents contractors, employees and servants of the Demised Premises and Office Complex is at its own risk and hereby releases Landlord and its agents, servants, contractors, subcontractors and employees from all claims and demands of every kind resulting from any accident, damage or injury occurring thereon unless due to the gross negligence of Landlord, its agents, servants or contractors,

     10.02 Tenant shall defend, indemnify and save harmless Landlord and Landlord's agents and employees from and against any and all liabilities, obligations, damages, penalties, claims, costs charges and expenses included third person (including, but not limited to, those for death, for personal injuries, or for loss or damage to property) against Landlord or Landlord's agents by reason or arising directly or indirectly during the term of this Lease, or any time prior thereto, that Tenant may have had actual possession of or been given access to all of or any portion of the Demised Premises, out of or in connection with any of the following:

     (a) The tenant's use and operations in the Demised Premises which does not result from Landlord's negligence.

     (b) Any negligent or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, assignees, licensees or invitees.

     (c) Any work or thing done in, on or about the Demised Premises or any part thereof by Tenant, its agents, contractors, subcontractors, servants, employees, subtenants, assignees, licensees or invitees.

     (d) Any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, not resulting from Landlord's negligence.

     (e) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions, or limitations, contained this Lease on its part to be performed or complied with, which is not as a result of Landlord's negligence or failure to perform, any obligations of this Lease.

     (f) In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon timely written notice from Landlord, shall, at Tenant's sole cost and expense, resist defend such action or proceeding by counsel approved by Landlord in writing which shall not be unreasonably withheld.

     10.03 Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions (i) of persons occupying any part of the premises adjacent to or connected with the Demised Premises, including but not limited to premises above or below the Demised Premises or any part of the Building of which the Demised Premises are a part,
(ii) of any persons transacting any business in the Building or Office Complex or present in the Building or Office Complex for any other purpose, (iii) for any loss or damage resulting to Tenant or its property by operation in construction of any private, public or quasi-public work by any person or entity other than Landlord. Landlord shall not be liable for any loss or damage that may be occasioned by any latent defect in the Building or Office Complex or for any failure of or defect in any electric line, circuit or facility but Landlord shall be responsible for repairing or correcting same in a prompt and efficient manner subject to provisions contained elsewhere in this Lease Agreement. All property kept, stored or maintained in the Demised Premises or elsewhere in the Building or any other part of the Office Complex shall be so kept, stored or maintained at the sole risk of Tenant. Notwithstanding anything herein contained to the contrary, Landlord shall be responsible for the gross negligence of itself, its agents, servants and employees.

ARTICLE ELEVEN - TAXES AND UTILITIES

     A. (1) Tenant shall, from the Commencement Date and thereafter, during the term of this Lease, as Additional Rent, be liable for and pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary (hereinafter referred to as "Taxes"), and each and every installment thereof which shall or may, from the Commencement Date and thereafter, during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable, or liens upon or for or with respect to the Demised Premises or any part thereof, or any appurtenances or equipment owned by Tenant thereon or therein or any part thereof , together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, State, County and Township Governments and of all other governmental authorities whatsoever (all of which shall also be included in term "Taxes" as heretofore defined). Landlord hereby warrants to Tenant that, to the best of his knowledge, there are no special assessments, any additional easements or special improvement costs for utilities, or any unpaid taxes. All sewer rents and charges, if any, for water, steam, heat, gas, hot water, electricity, light and power, and other service or services, furnished to the Demised Premises through meters or connections in the Building serving the Building from the Commencement Date and thereafter, during the term of this Lease (hereinafter referred to as "Utility Expenses").

          (2) Any amount due to the Landlord under the provisions of this paragraph shall be paid within 30 days after the Landlord shall have submitted a statement to the Tenant showing in detail the computation of the amount due to the Landlord. Landlord may at any time deliver to Tenant a written statement, herein referred to as the Landlord's Statement, containing a computation of the Tenant's Percentage of Taxes and Utility Expenses. The failure of Landlord to deliver a Landlords' Statement as provided above, shall not prejudice nor waive the right of Landlord to deliver such statement for any subsequent tax year, nor from including in such statement as Additional Rent Tenant's Percentage of Taxes and Utility Expenses for any year in which no Landlord's Statement was delivered to the Tenant, but for which the Tenant was otherwise obligated to pay such Additional Rent.

          (3) Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, that are or may be imposed upon Landlord, his heirs, executors, administrators or assigns.

     B. Landlord covenants and agrees that it there shall be any refunds or rebates on account of the Taxes or Utility Expenses paid by Tenant under the provisions of this Lease, Tenant's Percentage of such refund or rebate shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and, as such, are to be received by Landlord in trust and Tenant's Percentage thereof paid to Tenant forthwith. Landlord will, upon the request of Tenant, sign any such refund or rebate, and will promptly pay over to Tenant the Tenant's Percentage of such refund or rebate as requested by Landlord plus interest from date of receipt by Landlord until date paid to tenant.

     C. Any utility services for water, gas, electricity, heat, sewer or other similar services which are connected to or metered for the Demised Premises exclusivly shall be paid solely by Tenant as its expense, and Tenant shall be solely responsible to pay all costs, change deposits incidental to such exclusive utility services.

ARTICLE TWELVE - EXTERIOR MAINTENANCE INDUSTRIAL PARK OPERATING EXPENSE

     Tenant shall pay to Landlord in the manner provided below the Tenant's Percentage not to exceed Twenty Five ($.25(cent)) Cents psf of the Actual Costs of Maintaining and Operating the Industrial Park common areas during the leased term. The phrase "Actual Costs of Maintaining and Operating the Building Exterior" means the following: All amounts paid by Landlord as actual net costs for maintaining and repairing the exterior roadways and the exterior grounds, driveways, walkways and landscaping areas (but only to the extent that the cost in question is not properly chargeable to "capital account "under generally accepted accounting principles. including, without limitation, cleaning; snow and ice removal; costs and expenses of planting, replanting and replacing flowers and landscaping; patching and repaving; lighting; material, equipment, supplies, and services purchased for maintenance of the Industrial Park exterior; and such other expenses actually incurred in maintaining and repairing the Park areas exterior during tenants occupancy.

     The annual charge to Tenant shall be paid in monthly installments on the first day of each calendar month in advance in an amount estimated by Landlord. Within Ninety (90) days after the end of each calendar year, the Landlord shall furnish the Tenant a statement in reasonable detail of the actual costs and expenses paid or incurred by Landlord or its designees during such period prepared in accordance with sound accounting practices by Landlord's or the designee's accountant, and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require to the end that Landlord shall receive the entire amount of the Tenant's Percentage of such costs and expenses for such period.

ARTICLE THIRTEEN - BUILDING APPEARANCE OUTSIDE

     Tenant shall maintain its windows in a neat and clean condition, shall keep any sidewalks adjoining the Demised Premises clean and free from rubbish, and shall store all trash in garbage receptacles within the Demised arrange for the regular pickup of trash and garbage. Tenant shall not burn any trash of any kind in or about the building, nor shall Tenant permit rubbish, refuse or garbage to accumulate or fire hazards to exist about the Demised Premises. Tenant shall also acquire and maintain metal gargage receptacles at such location adjacent to the rear entrance as shall be designated by Landlord, at the expense of Tenant.

ARTICLE FOURTEEN - INTERIOR ALTERATIONS

     Tenant may, at its expense and only upon Landlord's prior written approval, which approval shall not be unreasonably withheld, make such alterations and improvements to the Demised Premises and install interior partitions as it may require, provided that such improvements and alterations are done in a workmanlike manner in keeping with all building codes and regulations and in no way harm the structure of the Demised Premises, and further provided that at the expiration of this Lease or any extensions hereof, Tenant, at its expense, removes all such improvements except for the Initial Improvements, if requested to do so by Landlord, and restores the Demised Premises to their original condition and repairs any damage to the premises resulting from the installation or removal of such partitions, fixtures or equipment as may have been installed by Tenant, if requested to do so by Landlord, as long as removal of improvements does not have a structural effect on building and will not hinder usage of building for new tenancy. In the event that a Mechanic's Lien or Stop Notice shall be filed against the Demised Premises as a result of improvements authorized by Tenant, then, in the event, Tenant shall be obligated to have the same removed within thirty (30) days of the filing thereof, and in the event that same is not removed within said thirty (30) day period and if Tenant desires to contest the validity of the asserted lien, then, in that event, Tenant shall be required to post a surety bond with Landlord in such sum as shall be sufficient to satisfy said lien.

     All of such changes, additions or alterations shall be made solely at the expense of Tenant, and Tenant agrees to protect, indemnify and save harmless Landlord on account of any injury to third persons or property by reason of any such changes, additions or alterations, and to protect, indemnify and save harmless Landlord from the payment of any claim of any kind or character on account of bills for labor or material in connection therewith.

ARTICLE FIFTEEN - FIRE

     If the Demised Premises, or the building of which they form a part, are partially damaged by fire or other casualty not occurring through the fault of Tenant, its agents, servants or employees, and such damage can be repaired within one hundred twenty (120) days of the date of such occurrence, this Lease shall remain in full force and effect and Landlord shall promptly repair such damage, at its expense, and in the event there shall be a proportionate abatement of rent for so much of the demised premises as may be untenantable during the Period of the damages or repair or restoration.

     If, in the opinion of a registered architect or engineer appointed by Landlord, the Demised Premises are damaged by fire or other casualty, as aforesaid, to such an extent as to make them wholly untenantable for a period of sixty (60) days or more from the date of such occurrence and such damage cannot be repaired or the premises restored within said one hundred twenty (120) day period, this Lease shall terminate at the option of Landlord, upon the written notice given within thirty (30) days after such occurrence, notwithstanding the foregoing, Tenant shall pay rent within said term only to the date of such damage or destruction, or surrender of the demised premises, whichever occurs later. If twenty-five (25%) percent or more of the building of which the Demised Premises form a part is damaged by fire or other casualty, as aforesaid, to such an extent that the same cannot be repaired or restored within sixty (60) days of the damge of such occurrence, this Lease may be cancelled, at the option of Landlord, upon thirty (30) days written notice from the date of such occurrence, even though the premises occupied by Tenant have not become untenantable, and there shall be an adjustment of rent to said date of termination.

ARTICLE SIXTEEN - INSURANCE

     A. Contemporaneously with the Commencement Date of this Lease, Landlord shall carry and maintain fire and extended coverage insurance covering the Building and the Demised Premises against loss or damage by fire and against loss or damage by other causes now or hereafter embraced by so called "extended coverage" in amounts sufficient to prevent Landlord, Tenant or any mortgagee from becoming a co-insurer under the terms of the applicable policies, and said coverage shall provide for actual replacement value of the Building and Demised Premises for fire and extended coverage. All policies of insurance shall provide by endorsement or otherwise that any loss shall be payable to mortgagee(s), Landlord and Tenant, as their interests may appear.

     B. Tenant shall Day to Landlord all premiums, costs and charges incurred by Landlord for all insurance coverage obtained by Landlord which covers or applies to the Building and Demised Premises. Billings and payments of Tenant's insurance costs shall be handled in the same manner as prescribed in Article Twelve, supra for Industrial Park Exterior costs.

     C. Tenant convenants and agrees that it will carry General Liability insurance for bodily injury and property damage, combined single general aggregate limit of Three Million ($3,000,000.00) Dollars for each location. Tenant further covenants and agrees that such policy shall name Landlord at the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of such policy, a certificate of insurance shall be provided to the Landlord. It being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire term of this lease and any renewal and any other period of time during which, pursuant to the terms hereof, said insurance is required.

ARTICLE SEVENTEEN - WAIVER OF SUBROGATION RIGHTS

     The Landlord and Tenant mutually waive all rights of recovery against each other, their agents, servants or employees, for any loss, damage or injury or any nature whatsoever to property or person for which either party is insured. Each party shall obtain from its insurance carriers, provided insurance company is in agreement, waivers of insurance rights under their respective policies which shall be included within the terms of the policies and will furnish evidence of such waiver upon request.

ARTICLE EIGHTEEN - ABANDONMENT OF PREMISES

     If Tenant shall abandon or vacate the Demised Premises before the end of the term or otherwise default under any other provision of this Lease, Landlord may take possession of said premises and relet the same without such action being deemed an acceptance of a surrender of this Lease or in any way terminating Tenant's Liability hereunder, and Tenant shall remain liable for payment of the rent herein reserved, less the net realized by Landlord from reletting after deduction of any expenses incident to such repossession and reletting.

ARTICLE NINETEEN - HOLDOVER

     If Tenant shall occupy the Demised Premises with the consent of Landlord after the expiration of this Lease and rent is accepted from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for the term of one (1) month only from the date of such expiration and occupation, and payment thereafter shall operate to extend the term of this Lease for but one
(1) month at a time unless other terms of such extensions are endorsed hereon in writing and signed by the parties hereto. In such event, if either Landlord or tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of Tenant to give such notice shall obligate it to pay rent for an additional calendar month following the month in which Tenant has vacated the Demised Premises. If such occupancy continued without the consent of Landlord, Tenant shall pay to Landlord as liquidated damages double the amount of rent at the highest rate specified in this Lease for the time Tenant retains possession of the premises or any part thereof after termination of the term by lapse of time or otherwise.

ARTICLE TWENTY - INSPECTION

     Landlord expressly reserves the following rights, subject to prior reasonable notice:

     A. To enter the Demised Premised at any time to examine or to make such repairs, additions or alterations as it may deem necessary for the safety, improvement or preservation thereof, or of said building and, in all instances where practical, said work is to be performed so as not to interfere with Tenant's business but Landlord assumes no obligation to make repairs to the Demised Premises or said building; and

     B. During or after the time Tenant abandons or vacates the Demised Premises or otherwise defaults hereunder, to repair, alter or otherwise prepare the Demised Premises for reoccupancy.


     The exercise of any reserved right by Landlord shall never be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises and shall never render Landlord liable in any manner to Tenant or to any other person.

ARTICLE TWENTY-ONE - LANDLORD'S ACCESS FOR FUTURE CONSTRUCTION

[Text omitted in original.]

ARTICLE TWENTY-TWO - NON-LIABILITY OF LANDLORD

     It is agreed that Landlord shall not be liable to Tenant or any other person on the Demised Premises or in the building for any damage, either to person or property, except where such damage is caused by the negligence of the Landlord, his agents, servants or employees. Landlord shall not be under any responsibility or liability in anyway whatsoever for the quality, quantity, impairment, interruption, stoppage or other interference with service involving water (exclusive of flooding or inundation by water), heat, gas, electric current for light and power, telephone or any other service by any public utility except for any damage caused to the tenant by such interference due to the negligence of the Landlord, his agents, servants or employees.

ARTICLE TWENTY-THREE - LIABILITY FOR DAMAGES AND PLATE GLASS

     Except where such damage is caused by negligence of the landlord, his agents, servants or employees, Tenant agrees to be responsible for any damage to the property of Landlord which may result from any use of the Demised Premises, or any act done thereon by Tenant or any person coming or being thereon by the license of Tenant, expressed or implied, and also to save Landlord harmless from any liability to any person for damage to person or property resulting from any such causes, and to protect such liability with general liability insurance and, at the request of Landlord, to furnish Landlord with a certificate issued by the insurance carrier showing such insurance in force and with Landlord covered thereby for bodily injury and property damage combined single limit of Three Million ($3,000,000.00) Dollars. Tenant agrees to replace all glass broken, damaged or destroyed in any manner whatsoever, Tenant assuming all responsibility for the glass in the Demised Premises, and to cause such liability to be protected by plate glass insurance, at Tenant's expense and further to deposit such plate glass insurance policy or certificate showing such insurance in force with Landlord during the term of this Lease. Tenant agrees, at Tenant's expense, to keep all non-structural plumbing and heating lines from the point of entrance to the Demised Premises to the point of actual use tight and free from leakage and stoppage at all times and to use reasonable diligence in the conservation of these services.

ARTICLE TWENTY-FOUR - DEFAULT

     A. Upon Tenant's failure to pay any installment of the Minimum Rental or Additional Rent when due, it shall be lawful thereupon, after ten (10) days written notice and failure to cure default after additional fifteen (15) days, as indicated elsewhere in the lease, and without any legal process; provided additional rent remains unpaid and is not being disputed in good faith, for Landlord to re-enter and reposses the Demised Premises, to remove all persons therefrom and to take exclusive possession of and remove all property herefrom, and any and all rights of Tenant as a tenant shall, at Landlord's option, immediately cease and terminate. The failure on the part of Landlord to re-enter and repossess the Demised Premises, or to exercise any of its rights hereunder upon any default, shall not be deemed a waiver of any of the terms and conditions of this Lease, and shall not preclude said Landlord from the exercise of any of such rights upon any subsequent occurring default or defaults.

     B. If this Lease shall be terminated, as provided in this Article Twenty-four:

          (1.) Landlord may immediately, or at any time therafter, re-enter and resume possession of the Demised Premises and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law or in equity, or by force or otherwise, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

          (2.) Landlord may relet the whole or any part of the Demised Premises for a period equal to, or greater or lesser than, the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable, to any Person which it may deem suitable and satisfactory and for any use and purpose which it may be deemed appropriate. In no event shall Landlord be liable in any respect for the failure to relet the Demised Premises or, in the event of such reletting, for failure to collect the rent thereunder. Any sums or other consideration received by Landlord on a reletting in excess of the rent reserved in this lease shall belong to Landlord.

     C. If this Lease shall be terminated as provided in this Provision, or by summary proceedings or otherwise, and whether or not the Demised Premises shall be relet, Landlord shall be entitled to recover from Tenant, and Tenant shall Pay to Landlord the following:

          (1.) An amount equal to all expenses, including (i) reasonable counsel feels incurred by Landlord in recovering possession of the Demised Premises, (ii) all reasonable cost and charges for the care of the Demised Premises while vacant, and (iii) all expenses incurred by Landlord in connection with the reletting of the Demised Premises or any part thereof, including broker's commission, advertising expenses and costs of repairing, renovating or remodeling the Demised Premises, which amounts set forth in ths provision shall be due and payable by Tenant to Landlord at such times as the expenses, costs and charges shall have been incurred.

          (2.) An amount equal to all Minimum Rental, Additional Rent and other charges required to be paid by Tenant under this Lease, less the net rent, if any, collected by Landlord on reletting the Demised Premises, which amount shall be due and payable by Tenant to Landlord on the several days on which such Minimum Rental and other charges would have become due and payable had this Lease not been terminated, and Tenant shall pay to Landlord the amount of any deficiency then existing. The net rent collected by Landlord on reletting shall be computed by deducting from the gross rents collected the expenses, costs and charges referred to in provision C (1.) supra, provided said expenses and charges have not already been recovered from the Tenant.

     Without any previous notice or demand, separate actions may be instituted by Landlord against Tenant from time to time to recover any damages which at the commencement of any such action shall then or theretofore have become due and payable to Landlord under any provision hereof without waiting until the end of the original term of this Lease, and neither the institution of suit or suits, proceeding or proceedings, nor the entering of judgment therein shall bar Landlord from bringing a subsequent suit or proceedings for damages of any kind theretofore or thereafter suffered, it is expressly agreed that the forebearance on the part of Landlord in the institution of any suit or entry of judgment for any part of the rent herein reserved to Landlord, including, but not limited to, the unliquidated percentage rent then due, shall in no way serve as a defense against nor prejudice a subsequent action for such rent. Tenant hereby expressly waives Tenant's right to claim a merger of such subsequent action in any previous suit or in the judgment entered therein. Furthermore, it is expressly agreed that claims for liquidated or minimum annual rent may be regarded by Landlord, if it so elects, as separate claims capable of being assigned.

     D. In the event of a breach or threatened breach of Tenant of any of the covenants or provisions, after written notice and the expiration of the period to cure as provided in Section 24 (a), Landlord shall have the right or injunction and the right to invoke any remedy allowed, at law or in equity, as it re-entry, summary proceedings and other remedies where not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or disposed for any cause, or in any event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

     E. Notwithstanding any other provision of this Lease, if Tenant shall default in the payment of any rent and/or any other payments required of Tenant, or any part thereof, and if such default shall continue for twenty-five (25) days after written notice thereof then, without any previous notice or demand and without terminating this Lease, Landlord may institute any action, suit or proceeding provided for by law (notwithstanding the fact that such is not otherwise provided for herein) against Tenant from time to time to recover any of the aforesaid sums which, at the commencement of any such action, writ or proceeding shall then or theretofore have become due and payable to the Landlord under any provisions hereof, without waiting until the end of the original term of this Lease, and neither the institution of such action, suit or proceeding nor the settlement thereof of entering of judgment there in shall terminate this Lease, nor shall it bar Landlord from bringing subsequent actions, suits or proceedings from time to time for any sum or sums of any kind which shall thereafter become due and owing from Tenant to Landlord under any of the terms hereof or otherwise. Tenant hereby expressly waives any right or defense which it may have to claim a merger of such subsequent actions, suits or proceedings in any previous action, suit or proceeding or in the settlement thereof or judgment entered therein.

     F. All sums other than Minimum Rent Payable hereunder by Tenant are hereby deemed and declared to be "Additional Rent" under the terms of this Lease and Landlord shall have any and all rights afforded it hereunder to collect the same.

     G. If after default in payment of rent or violation of any other provision of this Lease, or upon the expiration of this Lease, Tenant moves out or its dispossessed and fails to remove any trade fixtures, signs or other property prior to such default, removal, expiration of Lease, or prior to the issuance of final order to execution of warrant, then in that event the said fixtures, signs and property shall be deemed abandoned by Tenant and shall become the property of Landlord, or Landlord may notify Tenant to remove the same at Tenant's own cost and expense, and upon the failure to Tenant so to do Landlord may, in addition to any other remedies available to it, remove said trade fixtures, signs or other property as the duly authorized agent of Tenant and store the same in the name and at the usual or proper form of warehouse receipt, whether or not authorizing the sale of same for nonpayment of storage charges without any way being liable for trespass, conversation or negligence by reason of the acts of Landlord or anyone claiming under it or by reason of the negligence of any person in caring for the same while in storage, and Tenant will pay to Landlord upon demand any and all expenses and charges incurred upon such removal and storage, irrespective of the length of time of storage.

ARTICLE 24(a) - REMEDY

     In the event of any default under the provisions of Article 24 the Tenant shall have fifteen (15) days after written notice to cure default. Tenant shall thereupon pay to Landlord the Minimum Rent, Additional Rent, any other charges payable hereunder by Tenant to Landlord up to the time of such termination of this Lease.

ARTICLE TWENTY-FIVE - WAIVERS

     The failures of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provisions hereof shall be deemed to have been made unless expressed in writing and signed by Landlord. Even though Landlord shall consent to an assignment and/or subletting hereof, no further assignment and/or sublettng shall be made without express consent in writing by Landlord.

ARTICLE TWENTY-SIX - SUBORDINATION BY TENANT

     A. This Lease shall be subject and subordinate at all times to the lien of the mortgages now on the Demised Premises and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the lien of any mortgage or mortgages which at any time may be made a lien upon the Demised Premises, and subject and subordinate to any lease or other arrangement or right to possession under which Landlord is in control of the Demised Premises and to the rights of the owner or Owners of the Demised Premises and of the Building or Land upon which it is situated. Tenant will execute and deliver such further instrument or instruments subordinating this Lease to the lien of any such instrument or instruments for Tenant as may be required hereunder. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of canceling this Lease, and the term hereof is hereby expressly limited accordingly.

     B. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the Subject Premises, for accountability for any security deposit required by the Landlord hereinunder, unless said sums have actually been received by said mortgages as security for the Tenant's performance of this Lease, lien of any such instrument or instruments for Tenant as may be required hereunder. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of canceling this Lease and the term hereof is hereby expressly limited accordingly.

     Landlord will obtain a non-disturbance agreement within 45 days of Lease commencement from mortgagee providing that Tenant's possession of the Demised Premises is not to be disturbed if Tenant shall not be in default under this Lease.

ARTICLE TWENTY-SEVEN - ATTORNMENT

     If at any time during the term of this Lease the Landlord of the Demised Premises shall be the holder of a leasehold estate covering permises which include the Demised Premises, and if such leasehold estate shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the premises which include the Demised Premises, or of any mortgagee in possession thereof, or of any holder of a leasehold thereafter affecting premises which include the Demised Premises, to attorn, from time to time, to any such owner, mortgagees, or holder upon the terms and conditions set forth herein for the remainder of the term demised in this Lease.

     The foregoing provisions shall inure to the benefit of any such owner, mortgagees or holder, shall apply notwithstanding that this Lease may terminate upon the termination of any such leasehold estate, and shall be self-operative upon such demand without requiring any further instrument to give effect to such provisions. Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions satisfactory to any such owner, mortgagee or holder in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy, which shall be the same as those set forth herein, and shall apply for the remainder of the term original demised in this lease. Nothing contained in this Article shall be construed to impair any right otherwise exercisable by any such owner, mortgagee or holder.

ARTICLE TWENTY-EIGHT - ATTORNEY'S FEES

     If Tenant shall at any time be in default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, or if Landlord shall cure such default or defaults for the act of Tenant, then Tenant will reimburse Landlord for the expense of attorney's fees and disbursements, thereby incurred by Landlord so far as the same are, reasonable in amount.

ARTICLE TWENTY-NINE - STATEMENT OF ACCEPTANCE

     Upon the Tenant's accepting the Demised Premises and entering possession pursuant to the terms and conditions hereof, the Tenant covenants and agrees that it will furnish to the Landlord a statement that it accepts the Demised Premises and agrees to pay the rent from the date of acceptance, subject to the terms and conditions of the Lease as herein contained. Tenant further agrees that subsequent to the Commencement Date it will execute, as a condition of the within Lease, an estoppel letter as may be required from Landlord's mortgagee from time to time, certifying among other things that the Commencement Date of the Lease, status of current rent payments by Tenant, and any other pertinent information as may be reasonable required by such mortgagee as it affects the status of the within Lease.

ARTICLE THIRTY - CHANGES IN OR ABOUT PREMISES

     This Lease shall not be affected or impaired by any change in any sidewalk, alleys or streets adjacent to or around the Building, or in parking regulations of the Borough of Eatontown or any County or State Agency or Office.

ARTICLE THIRTY-ONE - LANDLORD'S RESERVED RIGHTS

     A. To show the Demised Premises to Prospective tenants or brokers during the last year of the term of this Lease, or at any time, as the same may be extended, and visits are supervised by Tenant whose approval shall not be unreasonably withhold, and to prospective purchasers at all reasonable times, provided prior notice to Tenant in each case is given, and Tenant's use and occupancy of the premises shall not be materially inconvenienced by any such action of Landlord. Landlord may enter upon the Demised Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or Possession and without being liable in any manner to Tenant. Notwithstanding the foregoing, Landlord agrees that it shall arrange said visitation only by appointment with Tenant.

     B. No action by Landlord shall be permitted which would eliminate or substantially reduce access to the Demised Premises.

ARTICLE THIRTY-TWO - RESPONSIBILITY FOR REPAIRS

     A. Landlord shall keep the foundation, the exterior walls (except plate glass windows, doors, door closure devices and other exterior openings, window and door frames, molding, locks and hardware; roof membrane, lighting, heating, air-conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures, signs, placards, decorations or advertising media of any type; and interior painting or other treatment of exterior walls) and roof deck of the Demised Premises in good repair. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, employees, subtenants and licensees. In the event, that the Demised Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give written notice thereof to Landlord, and Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after receipt by Landlord of such written notice or verbal confirmation within 24 hours. Should Landlord not make needed repairs within 30 days, Tenant may elect to perform work and deduct cost from rental.

     If structural damage is such that building cannot be occupied by Tenant and cannot be repaired so that tenant can occupy building, then lease shall become null and void and Landlord will reimburse Tenant for moving expenses to new facility.

     B. Tenant shall keep the Demised Premises in good, clean, and habitable condition and shall at its sole cost and expense keep the premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements including replacement of cracked or broken glass, except for repairs and replacement required to be made by Landlord under the provisions of Paragraph A of this Article Thirty-Two. Without limiting the coverage of the previous sentence, it is understood that Tenant's responsibilities therein include the repair and replacement of all lighting, heating, air-conditioning, plumbing, paved areas and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in under and above the Demised Premises. If any repairs required to be made by Tenant hereunder are not made within ten days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs; and Tenant shall pay to Landlord the invoiced amount for the cost of repairs if not paid within thirty (30) days an interest rate of ten (10%) percent will be charged thereafter.

ARTICLE THIRTY-THREE - EMINENT DOMAIN

     As to eminent domain or taking in lieu thereof only, if the whole or part of the Demised Premises shall be acquired or condemned by right of eminent domain for any public or quasi-public use or purpose, then Landlord or Tenant, at their election, may terminate the term of this Lease by giving notice to Landlord or Tenant of its election, and in such event all rent shall be apportioned and adjusted as of the date of termination. There shall be no reduction or adjustment in the rental as a result of taking over a portion of the parking provided by Landlord.

     Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any such taking or condemnation or by reason of any act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be required by Landlord, to join with Landlord in any petition for the recovery of damages, if requested by Landlord, and to turn over to Landlord any such damages that may be recovered in any such proceeding. If Tenant shall fail to execute such instruments as may be required by Landlord or to undertake such other steps as may be requested as herein stated, then and in any such event Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps as herein stated in and on behalf of Tenant. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for trade fixtures installed by Tenant at its own cost and expense which are not part of the realty or Tenant's damage for interference or deprivation of use.

ARTICLE THIRTY-FOUR - PAYMENT OF MORTGAGE, TAXES, ETC.

     Landlord hereby convenants and agrees with Tenant that all rent received hereunder shall be first applied and paid over to make and satisfy all payments required under the existing mort-gage(s) on the Demised Premises and all real estate taxes and any other charge or assessment which if remaining unpaid would constitute a lien upon the Demised Premises, as the same become due. In the event that Landlord shall fail to make any such payment in accordance with the provisions of this Article, then Tenant shall have the right (but not the obligation) to make such payment(s) directly to the mortgagee, taxing authority or other levying agency and to deduct such payment(s) from the next ensuing rent payment(s) hereunder.

ARTICLE THIRTY-FIVE - BROKERS

     Landlord and Tenant represent to one another that this Lease has been effected with the aid and assistance of Jacobson, Goldfarb & Tanzman Associates and that a commission is due. If Owner, with particular reference to a certain Commission Agreement signed July 21, 1994 between Landlord and Owner and Jacobson, Goldfarb & Tanzman Associates, as Broker (a copy of which is annexed hereto) fails to make any commission payment to Broker, Broker shall provide written notice to Tenant (with a copy to Landlord) of the Landlord's failure to make such payment, setting forth the total amount of commission due and payable to Broker. Tenant, upon receipt of said notice, is hereby authorized and directed by Landlord to make all monthly payments of rent directly to Broker (at the address set forth in the Commission Agreement) until such time as the commission obligation to Broker has been paid in full. Landlord and Tenant agree that the payments of brokerage commission by Tenant to Broker shall be in lieu of rental payments required under the Lease and Tenant shall not be in default under the lease by virtue of its payment of such funds to Broker on behalf of Landlord.

     Landlord and Tenant agree that, in the event of a transfer of the Premises to a third party, whether by sale, foreclosure or deed in lieu of foreclosure, or otherwise, such third party will assume all of the obligations of Landlord hereunder.

ARTICLE THIRTY-SIX - SECURITY

     Upon execution of this Lease, the Tenant shall deposit with the Landlord the sum of Twenty One Thousand Nine-Hundred Eighty Four ($21,984.00) Dollars as security for the full and faithful performance of this Lease upon the part of the Tenant to be performed. Upon termination of this Lease, the Landlord shall return the said sum of Twenty One Thousand Nine Hundred Eighty Four ($21,984.00) Dollars to the Tenant. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall not bear interest. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this Lease. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

ARTICLE THIRTY-SEVEN - INTERPRETATION

      It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdication, then such determination shall not affect any other provision of this Lease and all of said other provisions shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid. Said lease shall be construed pursuant to the laws of the State of New Jersey pursuant to Article 38 hereof.

ARTICLE THIRTY-EIGHT - LEASE CONSTRUCTION

     The Lease shall be construed pursuant to the laws of the State of New
Jersey.

ARTICLE THIRTY-NINE - ARTICLE HEADING

     The paragraph headings herein are inserted only as a matter of convenience and for reference, and in no way to define, limit or describe the scope of this Lease nor the intent of any provision hereof.

ARTICLE FORTY - ENTIRE AGREEMENT

     It is agreed that neither Landlord nor anyone acting in its behalf has made any statement, promise or agreement, or taken upon itself or themselves any engagement whatever, verbally or in writing, in conflict with the terms of this Lease, or that in any way modified, varies, alters, enlarges or invalidates any of its provisions, and that no obligations of Landlord shall be implied in addition to the obligations herein expressed, also including subtenants. Notwithstanding anything contained herein, this lease upon commencement date shall supercede lease dated 26 September 1994.

ARTICLE FORTY-ONE - NOTICES

     All notices to be given hereunder by either party shall be in writing and given to Landlord or Tenant, or shall be sent by registered or certified mail, postage prepaid, addressed to the party intended to be notified at the post office address of such party last known to the party giving notice, and notice given as aforesaid shall be a sufficient service thereof and shall be deemed given as of the date when deposited in any post office or in any post office box regularly maintained by the federal government.

ARTICLE FORTY-TWO - DEFINITIONS

     It is understood that the terms "Landlord" and "Tenant" used herein shall be construed to mean landlords and tenants where there is more than one, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, masculine or feminine, shall in all cases be assumed as though fully expressed.

     The word "Landlord" as used in this Lease means only the owner for the time being of Landlord's interest in this Lease in the event of any assignment of Landlord's interest in this Lease, the assignor shall no longer be liable for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed, except as to the security deposit.

ARTICLE FORTY-THREE - QUIET ENJOYMENT

     Landlord covenants that Tenant in paying the rent and performing the covenants aforesaid, shall and peacefully and quietly have, hold and enjoy the Demised Premises for the term aforesaid.

ARTICLE FORTY-FOUR - HEIRS, ETC.

     The covenants and agreements contained in the foregoing Lease are binding upon the parties hereto and their respective heirs, executors, administrators, successores, legal representatives and assigns.

ARTICLE FORTY-FIVE - ENVIRONMENTAL LAWS INDUSTRIAL STANDARDS RECOVERY ACT (ISRA)

     A. Hazardous Substances. (1) Tenant shall not (a) except as used in laboratory quantities and as provided in subparagraph (2) below, bring or otherwise cause to be brought to permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Building, any hazardous substances or hazardous waste as such terms are or may be defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may, from time to time, be amended and the regulations promulgated thereto (CERCLA) or the Environmental Cleanup Responsibility Act, N.J.S.A. 13:K-6 et seq., as the same may, from time to time, be amended and the regulations promulgated pursuant thereto (ISRA), (b) perform or omit to perform any act or permit Tenant's standard industrial classification number ("SIC Number") to fall within any SIC Number to which ISRA may be applicable, or (c) cause or permit to exist in, upon or about any part of the Building, any condition arising by reason of Tenant's activities or the activities of any of Tenant's agents, employees, contractors or invitees which may subject Landlord or Tenant or any person or entity in privity with Landlord or Tenant to any liability or other obligation arising out of any injury or threatened injury to the environment or human health pursuant to any federal, state or local act, law, ordinance, rule or regulations, whether now or existing or hereafter in effect.

          (2) Tenant may bring de minimus quantities of substances referred to in subparagraph (1) above to the Demised Premises, but only to the extent that such substances are exempt from the requirements of ISRA and provided that the quantity and nature of such substances do not prevent the Tenant or the Landlord from, at any time, obtaining from the New Jersey Department of Environmental Protection ("NJDEP") a "De Minimus Quantity Exemption" Pursuant to N.J.A.C. 7:26B-10.1. Tenant shall store and handle such substances in accordance with the standard set forth in N.J.A.C. 7:26B-10.1.

     B. Environmental Cleanup Responsibility Act. (1) If any of the provisions of subparagraph A shall be waived, or if Tenant shall default in the performance of any of its obligations under subparagraph A, in such instance, Landord shall have all rights and remedies to which Landlord is entitled, by reason of a breach of this Lease, the Tenant shall nevertheless comply with ISRA prior to the occurrence of closing, termination, transfer of operations or any event requiring compliance with ISRA ("ISRA Event") as may, from time to time, be described in ISRA, or as currently described in that portion of ISRA cited as N.J.A.C. 7:26B-1.5 et seq., in accordance with the provisions of this Lease.

          (2) Tenant shall, not less than five (5) days prior to the occurrence of any ISRA Event, and also within twenty-one (21) days prior to "Termination" (which for purposes of this Article Forty-Five shall mean the expiration, of the Term of this Lease, or earlier termination thereof), obtain from the Industrial Site Evaluation Element of New Jersey Department of Environmental Protection ("NJDEP"), and deliver a true copy thereof to Landlord either (a) a written non-applicability determination stating that ISRA is not applicable in such instance; (b) a written approval of Tenant's negative declaration stating that there has been no discharge of hazardous substances or waste on or from the Building by reason of any activity of Tenant, its agents, employees, contractors or invitees; or (c) a letter or other written statement from NJDEP stating that a NJDEP approved cleanup plan has been fully implemented and completed. Except as provided in subparagraph (3) below, the Tenant shall be deemed to have obtained "ISRA Approval", for purposes of this Lease, upon the Landlord's receipt of the documentation described (a), (b) or (c) above.

          (3) If Tenant shall seek to acquire ISRA Approval by obtaining a non-applicability determination based upon operations of Tenant in the Demised Premises falling within a standard industrial classification number ("SIC Number"), which is outside the scope of ISRA, Tenant shall submit to Landlord not earlier than thirty (30) days prior to Termination, and not later than ten (10) days after Termination, an affidavit in the form annexed here to as Exhibit #2, signed by Tenant, or on behalf of Tenant by a duly authorized officer or partner of Tenant, having overall responsibility for the activities of Tenant at the Demised Premises. Tenant shall be deemed to have obtained ISRA Approval, for purposes of this Lease, upon receipt by Landlord of a nonapplicability determination from ISRA and the aforesaid affidavit.

          (4) If Tenant has not obtained ECRA Approval within twenty-one (21) days prior to Termination, Landlord may direct Tenant to promptly apply for and obtain an Administrative Consent Order ("ACO") NJDEP. In such event, Tenant shall post any financial assurances required by NJDEP. Under no circumstances shall the Tenant's acquisition of an ACO be deemed to constitute ISRA Approval under this Lease, nor shall it relieve Tenant of any duty or obligation provided by this Lease.

          (5) Landlord shall receive for its review and comment a copy of any letter, application, affidavit, report, plan, map or other document (hereinafter referred to as "Correspondence") intended to be submitted by or on behalf of Tenant to NJDEP at least seven (7) business days prior to submission. Landlord may timely communicate to Tenant any modification or alteration requested to be made to the Correspondence, which modification or alteration will be incorporated therein, provided, there is no inaccuracy in such modification or alteration.

          (6) Upon receipt, Tenant shall immediately submit to Landlord true and complete copies of any Correspondence received by Tenant from NJDEP or any other regulatory agency concerning matters rising out or relating to ISRA. In addition, Tenant shall keep Landlord fully informed of all progress in complying with any of its obligations under this Article Forty-Five of this Lease.

          (7) Landlord shall have the opportunity to participate with Tenant in negotiations with the NJDEP leading to the obtaining by Tenant of a certification from NJDEP that Tenant has complied with all of its obligations pursuant to ISRA.

          (8) Any representation made by Tenant, its officers, directors, employees, or any other party acting by or on behalf of Tenant, to NJDEP or any other regulatory agency concerning matters arising out of or relating or ISRA, may be relied upon by Landlord and shall be considered a representation made directly to the Landlord which shall survive Termination, and inure to the benefit of Landlord.

          (9) Tenant shall timely inform Landlord of any proposed sampling of soil sediment, air, groundwater, surface water or other samples in or near any part of the Building intended to be taken by Tenant, its consultants or agents or by any other party acting by or on behalf of Tenant, and upon Landlord's request, deliver portions of such samples to Landlord. Tenant shall, on a continuing basis, contemporaneously provide Landlord with copies of all sampling results, if written, and reports of sampling results, if oral, whether or not provided to

     NJDEP, as well as any other reports obtained by Tenant relating in any way to the environmental condition of the Building or property nearby.

     C. Cleanup Plan. (1) Should NJDEP require that a cleanup plan be prepared and that cleanup be undertaken (the "Cleanup Plan") , because of any spills or discharges of hazardous substances or wastes in, upon, or about the Building, or the threat thereof , by reason of the conduct of Tenant, its agents employees, contractors or invitees, then Tenant shall prepare and submit the required plan and financial assurances required by ISRA and, subject to the provisions of subparagraph (4) below, comply with and perform the work required by the Cleanup Plan.

          (2) Tenant shall, upon request of Landlord, deposit with Landlord twenty-five percent (25%) of the cost of compliance with the Cleanup Plan, as reasonably estimated by Landlord. Portions of the amount deposited with Landlord may, from time to time, be released by Landlord to be applied to the costs of performance of the Cleanup Plan, provided that at least twenty-five percent (25%) of the estimated cost of the balance of the costs of compliance with the Cleanup Plan (as reasonably estimated by Landlord) remain in the fund held by Landlord until issuance of a Certification by NJDEP of compliance with and completion of the Cleanup Plan.

          (3) Tenant shall utilize its own identification number or code as provided or to be provided by the United States Environmental Protection Agency and/or the NJDEP in connection with the shipment of any materials or substances removed from the Building, in order to comply with Tenant's ISRA obligations, and shall identify itself on any manifests and other documents prepared in connection with any such shipments as the generator and owner of the material and substances to be shipped.

          (4) Tenant shall be responsible for the cost of repair or replacement of any part of the Building, the equipment, personally and installations thereon and therein necessitated by reason of the performance by Tenant of its obligations under this Article Forty-Five.

          (5) Tenant shall implement and institute any reasonable safety measures in connection with any work in, about or near the Building by reason of its obligations under this Article Forty-Five, as Landlord may reasonably request, and, in addition thereto, Tenant shall perform such work at such hours as shall be designated by Landlord in order to avoid interference with the operations of the Building and the conduct of business therein by the tenants.

          (6) Landlord may, in its reasonable discretion, determine that the execution of the Cleanup Plan and the work required thereunder affect portions of the Building or property other than the Demised Premises, the operation hereof or other tenants therein, and in such instance, Landlord may, complete or cause the work required to be completed pursuant to the Cleanup Plan at Tenant's cost, and any funds deposited by Tenant with Landlord may be applied to the cost of such work by Landlord.

     D. Failure to Obtain ISRA Approval Prior to Termination. Tenant acknowledges that the failure by Tenant to receive ISRA Approval may adversely affect Landlord's ability to operate the Building, lease space therein, or otherwise mortgage, finance or sell the Building and that the damages which may be sustained by Landlord as a result thereof may be substantial and are not easily susceptible to definitive computation. Accordingly, Tenant shall be responsible for and pay to Landlord an amount equal to one three hundred sixty-fifth (1/365th) of the aggregate of the highest amount of Minimum Rental and Additonal Rent payable by Tenant in any Lease year during the five (5) year period immediately preceding the expiration or termination multiplied by two (2) for each day after termination that Tenant has failed to obtain ISRA approval, diminished by any rental or other revenues received by Landlord by reason of the occupancy of the Demised Premises during such period provided that Tenant has timely applied for ISRA approval and holdup was caused by the State and not of its own doing; this penalty shall not be applied.

ARTICLE FORTY-SIX - ASSIGNMENT OF LEASES

     Landlord will assign two (2) leases now in full force and effect at the Demised Premises; to Osteotech. Home Diagnostics and Seasonal Specialties Leases will be assigned, provided the Tenant, Osteotech, will have the right to request the Landlord to provide alternate facilities for both subtenants upon thirty
(30) days written notice.

     Home Diagnostics will lease 3,500 + - square feet of office space at $8.50 per square foot, triple net, per annum. Seasonal Specialties will continue to lease 5,628 square feet warehouse space under the same terms and conditions except that they will relocate in the building and have the access to a tailboard dock.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

WITNESS:

/s/ Hugh J. Magee                              /s/ John Donato, Jr.
--------------------------------               ---------------------------------
                                               JOHN DONATO, JR.
                                               d/b/a MID ATLANTIC INDUSTRIAL CO.
                                                                      (Landlord)


/s/ Joseph Fisher                              /s/ Michael Jeffries
--------------------------------               ---------------------------------
                                               MICHAEL JEFFRIES,
                                               Executive Vice-President
                                               OSTEOTECH, INC.          (Tenant)

                                       Address:
                                               ---------------------------------


WITNESS:

--------------------------------


--------------------------------
SEAL

                                       Address:
                                               ---------------------------------


WITNESS:

--------------------------------


--------------------------------


                                ACKNOWLEDGEMENTS

                                    EXHIBIT 1

           Diagram/Map of the Plot Plan of 38,400 Square Foot Building
                        Lots 6.19, 6.20 & 6.21, Block 134
                       51 James Way, Eatontown, NJ 07724.

                       EXHIBIT 2 - LANDLORD'S WORK LETTER

     Space will be leased in an "as is" condition. Tenant will provide Landlord, for his review and approval which will not be unreasonably withheld, construction documents for renovations to office and laboratory area. Landlord will have five (5) days to review Tenant's proposed work plans. Should Landlord object to any construction details, then Tenant and Landlord's architect respectively will work out a mutually acceptable change to the construction documents.

     For Lease purposes, construction documents will be reviewed separately and initialed as approved by both paties.

     Outside of building to be powerwashed within ten (10) days of execution of Lease.

     Parking - three (3) spaces for each 1,000 square feet of space. Provided Tenant expands building, this parking ratio will pertain to additional area.